Exhibit 4.6
FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of August 22, 2019 (this “Supplemental Indenture” or “Subsidiary Guarantee”), is among Agua Libre Midstream LLC, a Delaware limited liability company, Agua Libre Holdco LLC, a Delaware limited liability company, and Agua Libre Asset Co LLC, a Delaware limited liability company (each, an “Additional Guarantor” and, collectively, the “Additional Guarantors”), Basic Energy Services, Inc. (together with its successors and assigns, the “Company”), each other then existing Guarantor under the Indenture referred to below, and UMB Bank, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the existing Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 2, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $300,000,000 of 10.75% of Senior Secured Notes due 2023 of the Company (the “Notes”);
 WHEREAS, Section 3.11 of the Indenture provides that after the Issue Date, the Company is required to cause certain of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Noteholder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Company, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions
SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Agreement to be Bound; Subsidiary Guarantee
SECTION 2.1 Agreement to be Bound. Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including pursuant to Article X. Each Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
SECTION 2.2 Subsidiary Guarantee. Each Additional Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article X of the Indenture.
ARTICLE III
Miscellaneous
SECTION 3.1 Notices. All notices and other communications to the Additional Guarantors shall be given as provided in Section 12.2 of the Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.8 Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, for or with respect to (i) the proper authorization hereof by the Company or the Subsidiary Guarantors by action or otherwise, (ii) the due execution hereof by the Company or the Guarantors, or (iii) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COMPANY:

BASIC ENERGY SERVICES, INC.
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Senior Vice President, Chief
Financial Officer and Secretary

ADDITIONAL GUARANTORS:

AGUA LIBRE MIDSTREAM LLC,
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Chief Financial Officer

AGUA LIBRE HOLDCO LLC,
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Chief Financial Officer

AGUA LIBRE ASSETCO LLC,
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Chief Financial Officer

GUARANTORS:

BASIC ENERGY SERVICES LP, LLC
By: /s/Jerry Tufly
Name: Jerry Tufly
Title: President

BASIC ENERGY SERVICES GP, LLC
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Senior Vice President, Chief
Financial Officer and Secretary
BASIC ENERGY SERVICES L.P.

By: BASIC ENERGY SERVICES GP, LLC
its General Partner
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Senior Vice President, Chief
Financial Officer and Secretary

TAYLOR INDUSTRIES, LLC
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Senior Vice President, Chief
Financial Officer and Secretary

BASIC ESA, INC
SCH DISPOSAL, L.L.C.
By: /s/David S. Schorlemer
Name: David S. Schorlemer
Title: Senior Vice President, Chief
Financial Officer and Secretary

UMB Bank, N.A., as Trustee
BY: /s/Shazia Flores
NAME: Shazia Flores
Title: Vice President

UMB Bank, N.A., as Collateral Agent
BY: /s/Shazia Flores
NAME: Shazia Flores
Title: Vice President